Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

FRIDAY, MAY 10, 2013

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2013 RESULTS

BETHESDA, Maryland, Friday, May 10, 2013 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 27 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2013.

First Quarter Highlights

•	RevPAR: The Company’s RevPAR was $119.40, an increase of 2.0% from 2012. Excluding the Company’s New York City hotels under renovation, the Company’s RevPAR increased 5.6% from 2012.

•

Hotel Adjusted EBITDA Margin: The Company’s Hotel Adjusted EBITDA margin was 20.98%, a decrease of 38 basis points from 2012. Excluding the Company’s New York City hotels under renovation, the Company’s Hotel Adjusted EBITDA margin was 22.98%, an increase of 93 basis points from 2012.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $34.3 million.

•	Adjusted FFO: The Company’s Adjusted FFO was $26.8 million and Adjusted FFO per diluted share was $0.14.

•	Hotel Financings: The Company raised $102 million through two separate secured financings during the first quarter.

•

Allerton Settlement: The Company closed on the settlement of the bankruptcy and related litigation involving its senior mortgage loan secured by the Allerton Hotel, receiving a $5.0 million principal payment and a new $66.0 million mortgage loan.

•	Chief Operating Officer: On April 1, 2013, Robert Tanenbaum joined the Company as Chief Operating Officer and Executive Vice President, Asset Management.

•	Dividends: The Company declared a quarterly dividend of $0.085 per share during the first quarter.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “Our first quarter operating results were in line with our expectations as lodging fundamentals continue to be very solid. We experienced growth in RevPAR, Adjusted EBITDA and Adjusted FFO despite our operating results being impacted by more than 24,000 displaced rooms at our three New York City hotels under renovation. We also continued to strengthen our balance sheet during the quarter by entering into two attractive loans. DiamondRock is progressing well on the strategic initiatives we outlined in March to position the Company for future growth through value-creating capital investments and further balance sheet enhancements.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended March 31, 2013, the Company reported the following:

	First Quarter		Change
	2013	2012 Pro Forma[1]
ADR	$169.15	$162.67	4.0%
Occupancy	70.6%	72.0%	(1.4) percentage points
RevPAR	$119.40	$117.09	2.0%
Total Revenue	$181.3 million	$167.0 million	8.5%
Hotel Adjusted EBITDA Margin	20.98%	21.36%	(38) basis points
Adjusted EBITDA	$34.3 million	$31.4 million	9.0%
Adjusted FFO	$26.8 million	$25.5 million	4.9%
Adjusted FFO per diluted share	$0.14	$0.15	$(0.01)
Net (Loss) Income	$(4.1 million )	$8.9 million	$(13.0 million )
(Loss) Income per diluted share	$(0.02)	$0.05	$(0.07)
Diluted Weighted Average Shares	195.3 million	168.2 million	27.1 million shares

[1]

Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to March 23, 2012 and all other hotels from January 1, 2012 to March 31, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

The Company’s operating results for the quarter ended March 31, 2013 were significantly impacted by its three hotels in New York City under renovation, the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue. The following are selected operating results for the Company excluding these three hotels:

	2013	2012 Pro Forma	Change
ADR	$166.76	$160.84	3.7%
Occupancy	71.4%	70.1%	1.3 percentage points
RevPAR	$119.08	$112.78	5.6%
Total Revenue	$167.3 million	$149.7 million	11.8%
Hotel Adjusted EBITDA Margin	22.98%	22.05%	93 basis points

The Company also recorded a severance charge of approximately $3.1 million during the quarter in connection with the retirement of John L. Williams.

Capital Expenditures

As previously announced, the Company plans to invest approximately $140 million for capital improvements in 2013 and early 2014. As of March 31, 2013, the Company has spent approximately $13.9 million toward capital improvements at its hotels. The most significant capital projects are as follows:

•

Lexington Hotel New York: In connection with executing the rebranding strategy at the Lexington Hotel, the Company is continuing the comprehensive renovation of the hotel, including the lobby, corridors, guest rooms and guest bathrooms. The estimated renovation cost is expected to be approximately $45 million and be substantially complete during the third quarter of 2013.

•

Manhattan Courtyards: The Company is continuing the $12.0 million renovation of the guest rooms and guest bathrooms at the Courtyard Manhattan/Midtown East and Courtyard Manhattan/Fifth Avenue. The renovation scope at the Courtyard Midtown East also includes the public space and the addition of five new guest rooms. The renovations are on time and on budget and will be substantially complete during the second quarter of 2013.

•

Westin Washington D.C.: The Company expects to commence a comprehensive $16.0 million renovation during the fourth quarter of 2013 to reposition the hotel to capture higher-rated business, leisure and group customers. The renovation scope will enhance every aspect of the guest experience, including the guest rooms, corridors, meeting space and the lobby.

•

Westin San Diego: The Company expects to commence a comprehensive $14.0 million renovation beginning in the fourth quarter 2013 of the guestrooms, corridors, lobby, public areas, and meeting space at the hotel.

•	Hilton Minneapolis: The Company expects to undertake a $13.0 million renovation of the guest rooms, guest bathrooms and corridors at the hotel beginning in late 2013.

•	Hilton Boston Downtown: The Company expects to undertake a $7.0 million renovation of the guest rooms, corridors, public areas, and meeting space at the hotel in early 2014.

•	Hilton Burlington: The Company expects to undertake a $6.0 million renovation of the corridors and guest rooms at the hotel in early 2014.

The Company continues to expect renovation disruption of $10 to $12 million of Hotel Adjusted EBITDA during the year ended December 31, 2013, which has been factored into its outlook for 2013 detailed below.

Reporting Calendar Change

Effective January 1, 2013, the Company reports its quarterly results of operations on a calendar cycle. Historically, the Company reported its quarterly results of operations based on the fiscal calendar used by Marriott International. Since the Company is not changing its fiscal year, its 2012 financial information will not be restated in its quarterly filings with the U.S. Securities and Exchange Commission. The following table highlights the periods presented in the Company’s 2012 and 2013 reporting calendars.

Quarter	2012 Calendar (as previously reported)		2013 Calendar
1st	Marriott	January 1 – March 23	All	January 1 – March 31
	Non-Marriott	January 1 – February 29
2nd	Marriott	March 24 – June 15	All	April 1 – June 30
	Non-Marriott	March 1 – May 31
3rd	Marriott	June 16 – September 7	All	July 1 – September 30
	Non-Marriott	June 1 – August 31
4th	Marriott	September 8 – December 31	All	October 1 – December 31
	Non-Marriott	September 1 – December 31

The Company cannot fully restate its 2012 operating results because Marriott did not provide 2012 operating results on a daily basis. Hotel operating results incorporated into the Company’s financial statements are prepared by its hotel managers. The unavailability of 2012 operating results on a calendar quarter basis for all of the Company’s hotels prevented the restatement of the Company’s 2012 quarterly financial statements. Instead, in comparing 2013 quarterly results to 2012 results, the Company will (i) use the non-Marriott 2012 results on a calendar quarter basis and (ii) amend the previously reported Marriott 2012 quarterly results as follows:

•	The first quarter of 2012 includes Marriott operating results from January 1 to March 23.

•	The second quarter of 2012 includes Marriott operating results from March 24 to June 15.

•	The third quarter of 2012 includes Marriott operating results from June 16 to October 5.

•	The fourth quarter of 2012 includes the Marriott operating results from October 6 to December 31.

The following table reallocates selected 2012 quarterly pro forma operating information as described above into the 2013 reporting calendar.

	Quarter 1, 2012	Quarter 2, 2012	Quarter 3, 2012	Quarter 4, 2012
RevPAR	$117.09	$146.48	$139.56	$133.36
Revenues (in thousands)	$167,026	$210,809	$228,371	$196,005
Hotel Adjusted EBITDA (in thousands)	$35,685	$64,564	$63,776	$54,085
% of Full Year	16.4%	29.6%	29.2%	24.8%
Hotel Adjusted EBITDA Margin	21.36%	30.63%	27.93%	27.59%
Available Rooms	1,004,405	1,010,443	1,184,252	1,034,027

Balance Sheet

As of March 31, 2013, the Company had $77.4 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consists of property-specific mortgage debt and $10.0 million outstanding on the Company’s senior unsecured credit facility. Subsequent to the end of the quarter, the Company repaid the $10.0 million outstanding on the credit facility.

Hotel Financings

In March 2013, the Company raised $102.0 million through two separate secured, non-recourse financings with different lenders on attractive terms. The financings include a $31 million mortgage loan secured by The Lodge at Sonoma Renaissance Resort & Spa with a term of ten years and a fixed interest rate of 3.96% and a $71 million mortgage loan secured by the Westin San Diego with a term of ten years and a fixed interest rate of 3.94%. Principal repayments on each loan are based on a 30-year amortization schedule.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.085 per share to stockholders of record as of March 28, 2013, representing a 6% increase over 2012. The dividend was paid on April 12, 2013.

Outlook and Guidance

The Company is providing annual guidance for 2013, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company’s 2013 RevPAR guidance assumes all of the Company’s 27 hotels were owned since January 1, 2012.

The Company is maintaining its 2013 guidance, which was previously provided in connection with the reporting of its 2012 results in February 2013. The Company continues to expect the full year 2013 results to be as follows:

Metric	Pre-Renovation Guidance	Renovation Disruption	2013 Guidance
Pro Forma RevPAR Growth	4 percent to 6 percent	3 percent	1 percent to 3 percent

Adjusted EBITDA	$207 million to $215 million	$10 million to $12 million	$195 million to $205 million

Adjusted FFO	$146 million to $152 million	$7 million to $8 million	$138 million to $145 million

Adjusted FFO per share (based on 195.9 million shares)	$0.75 to $0.78	$0.04 to $0.05	$0.70 to $0.74

Earnings Call

The Company will host a conference call to discuss its first quarter results on Friday, May 10, 2013, at 11:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 800-901-5241 (for domestic callers) or 617-786-2963 (for international callers). The participant passcode is 97572145. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one year.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 27 premium quality hotels with over 11,500 rooms. The Company has strategically positioned its hotels to generally be operated under the leading global brands such as Hilton, Marriott, and Westin. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the development of a hotel by a third-party developer; risks associated with the rebranding of the Lexington Hotel New York; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS

As of March 31, 2013 and December 31, 2012

(in thousands, except share and per share amounts)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Property and equipment, at cost	$3,153,041	$3,131,175
Less: accumulated depreciation	(546,390)	(519,721)

	2,606,651	2,611,454
Deferred financing costs, net	9,481	9,724
Restricted cash	90,107	76,131
Due from hotel managers	71,208	68,532
Note receivable	49,495	53,792
Favorable lease assets, net	40,711	40,972
Prepaid and other assets (1)	71,131	73,814
Cash and cash equivalents	77,375	9,623

Total assets	$3,016,159	$2,944,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,067,661	$968,731
Senior unsecured credit facility	10,000	20,000

Total debt	1,077,661	988,731
Deferred income related to key money, net	24,097	24,362
Unfavorable contract liabilities, net	79,573	80,043
Due to hotel managers	50,549	51,003
Dividends declared and unpaid	16,862	15,911
Accounts payable and accrued expenses (2)	92,876	88,879

Total other liabilities	263,957	260,198
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,419,755 and 195,145,707 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1,954	1,951
Additional paid-in capital	1,976,473	1,976,200
Accumulated deficit	(303,886)	(283,038)

Total stockholders’ equity	1,674,541	1,695,113

Total liabilities and stockholders’ equity	$3,016,159	$2,944,042

(1)	Includes $39.4 million of deferred tax assets, $21.9 million for the Hilton Garden Inn Times Square purchase deposit, $4.3 million of prepaid expenses and $5.5 million of other assets.
(2)	Includes $54.6 million of deferred ground rent, $11.4 million of deferred tax liabilities, $10.9 million of accrued capital expenditures, $9.2 million of accrued property taxes and $6.8 million of other accrued liabilities.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Fiscal Quarters Ended March 31, 2013 and March 23, 2012

(in thousands, except per share amounts)

	Fiscal Quarter Ended
	March 31, 2013	March 23, 2012
	(Unaudited)	(Unaudited)
Revenues:
Rooms	$124,286	$81,493
Food and beverage	45,277	30,211
Other	11,740	6,719

Total revenues	181,303	118,423

Operating Expenses:
Rooms	36,343	24,354
Food and beverage	33,805	23,304
Management fees	4,880	3,067
Other hotel expenses	69,567	47,785
Depreciation and amortization	26,834	20,061
Corporate expenses	7,845	4,516

Total operating expenses	179,274	123,087

Operating profit (loss)	2,029	(4,664)

Other Expenses (Income):
Interest income	(1,285)	(63)
Interest expense	13,583	11,468
Gain on early extinguishment of debt	—	(144)

Total other expenses	12,298	11,261

Loss from continuing operations before income taxes	(10,269)	(15,925)
Income tax benefit	6,143	5,817

Loss from continuing operations	(4,126)	(10,108)
Income from discontinued operations, net of income taxes	—	12,723

Net (loss) income	$(4,126)	$2,615

(Loss) earnings per share:
Continuing operations	$(0.02)	$(0.06)
Discontinued operations	—	0.08

Basic and diluted (loss) earnings per share	$(0.02)	$0.02

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income (loss), EBITDA and FFO, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•

Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•

Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•

Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•

Allerton Loan: In 2012, due to the uncertainty of the timing of the bankruptcy resolution, we excluded both cash interest payments received and the legal costs incurred as a result of the bankruptcy proceedings from our calculation of Adjusted EBITDA and Adjusted FFO. Due to the settlement of the bankruptcy proceedings and amended and restated loan, we commenced recognizing interest income in 2013, which includes the amortization of the difference between the carrying basis of the old loan and face value of the new loan. Cash payments received during 2010 and 2011 that were included in Adjusted EBITDA and Adjusted FFO and reduced the carrying basis of the loan will be now be deducted from Adjusted EBITDA and Adjusted FFO on a straight-line basis over the anticipated five-year term of the new loan.

•

Other Non-Cash and /or Unusual Items: We exclude the effect of certain non-cash and/or unusual items because we believe they do not reflect the underlying performance of the Company. In 2012, we excluded the franchise termination fee paid to Radisson because we believe that including it would not be consistent with reflecting the ongoing performance of the hotel. In 2013, we exclude the severance costs associated with the retirement of our Chief Operating Officer because these costs do not reflect the underlying performance of the Company.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels. Additionally, the gain or loss on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company’s interest rate cap agreement.

The following table is a reconciliation of our U.S. GAAP net loss to EBITDA and Adjusted EBITDA (in thousands):

	Fiscal Quarter Ended
	March 31, 2013	March 23, 2012 Pro Forma (1)	March 23, 2012 As Reported (2)
Net (loss) income	$(4,126)	$8,901	$2,615
Interest expense (3)	13,583	11,466	13,765
Income tax benefit (4)	(6,143)	(5,588)	(5,588)
Real estate related depreciation and amortization (5)	26,834	24,464	20,518

EBITDA	30,148	39,243	31,310
Non-cash ground rent	1,693	1,575	1,531
Non-cash amortization of favorable and unfavorable contracts, net	(354)	(317)	(432)
Gain on sale of hotel properties	—	(10,017)	(10,017)
Gain on early extinguishment of debt	—	(144)	(144)
Acquisition costs	9	33	33
Reversal of previously recognized Allerton income	(291)	—	—
Allerton loan legal fees	—	322	322
Franchise termination fee	—	750	750
Severance costs (6)	3,065	—	—

Adjusted EBITDA	$34,270	$31,445	$23,353

(1)	Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to March 23, 2012 and all other hotels from January 1, 2012 to March 31, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.
(2)	As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 30, 2012.
(3)	Amounts include interest expense included in discontinued operations as follows: $2.3 million in the fiscal quarter ended March 23, 2012 As Reported.
(4)	Amounts include income tax expense included in discontinued operations as follows: $0.2 million in the fiscal quarter ended March 23, 2012 As Reported.
(5)	Amounts include depreciation expense included in discontinued operations as follows: $0.5 million in the fiscal quarter ended March 23, 2012 As Reported.
(6)	Severance costs recognized in connection with the retirement of John L. Williams as Chief Operating Officer.

	Guidance
	Pre-Renovation 2013		2013
	Low End	High End	Low End	High End
Net income (1)	$33,358	$40,358	$25,358	$33,358
Interest expense	59,000	58,400	59,000	58,400
Income tax expense (benefit)	1,600	4,200	(2,400)	1,200
Real estate related depreciation and amortization	107,000	106,000	107,000	106,000

EBITDA	200,958	208,958	188,958	198,958
Non-cash ground rent	6,400	6,400	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)	(1,400)	(1,400)
Key money write-off	(860)	(860)	(860)	(860)
Reversal of previously recognized Allerton income	(1,163)	(1,163)	(1,163)	(1,163)
Severence costs (2)	3,065	3,065	3,065	3,065

Adjusted EBITDA	$207,000	$215,000	$195,000	$205,000

(1)	Net income includes approximately $6.1 million of interest income related to the Allerton loan.
(2)	Severance costs recognized in connection with the retirement of John L. Williams as Chief Operating Officer.

The following tables are reconciliations of our U.S. GAAP net income (loss) to FFO and Adjusted FFO (in thousands):

	Fiscal Quarter Ended
	March 31, 2013	March 23, 2012 Pro Forma (1)	March 23, 2012 As Reported (2)
Net (loss)	$(4,126)	$8,901	$2,615
Real estate related depreciation and amortization (3)	26,834	24,464	20,518
Gain on sale of hotel properties	—	(10,017)	(10,017)

FFO	22,708	23,348	13,116
Non-cash ground rent	1,693	1,575	1,531
Non-cash amortization of unfavorable contract liabilities	(354)	(317)	(432)
Gain on early extinguishment of debt	—	(144)	(144)
Acquisition costs	9	33	33
Reversal of previously recognized Allerton income	(291)	—	—
Allerton loan legal fees	—	322	322
Franchise termination fee	—	750	750
Severance costs (4)	3,065	—	—
Fair value adjustments to debt instruments	(65)	(47)	(47)

Adjusted FFO	$26,765	$25,520	$15,129

Adjusted FFO per share	$0.14	$0.15	$0.09

(1)	Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to March 23, 2012 and all other hotels from January 1, 2012 to March 31, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.
(2)	As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 30, 2012.
(3)	Amounts include depreciation expense included in discontinued operations as follows: $0.5 million in the fiscal quarter ended March 23, 2012 As Reported.
(4)	Severance costs recognized in connection with the retirement of John L. Williams as Chief Operating Officer.

	Guidance
	Pre-Renovation 2013		2013
	Low End	High End	Low End	High End
Net income (1)	$33,358	$40,358	$25,358	$33,358
Real estate related depreciation and amortization	107,000	106,000	107,000	106,000

FFO	140,358	146,358	132,358	139,358
Non-cash ground rent	6,400	6,400	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)	(1,400)	(1,400)
Key money write-off	(860)	(860)	(860)	(860)
Reveral of previously recognized Allerton income	(1,163)	(1,163)	(1,163)	(1,163)
Severence costs (2)	3,065	3,065	3,065	3,065
Debt premium amortization	(400)	(400)	(400)	(400)

Adjusted FFO	$146,000	$152,000	$138,000	$145,000

Adjusted FFO per share	$0.75	$0.78	$0.70	$0.74

(1)	Net income includes approximately $6.1 million of interest income related to the Allerton loan.
(2)	Severance costs recognized in connection with the retirement of John L. Williams as Chief Operating Officer.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY

PRO FORMA HOTEL OPERATING DATA

Schedule of Property Level Results

(in thousands)

(unaudited)

	Fiscal Quarter Ended
	March 31, 2013	March 23, 2012	% Change
Revenues:
Rooms	$124,286	$117,603	5.7%
Food and beverage	45,277	39,901	13.5%
Other	11,740	9,522	23.3%

Total revenues	181,303	167,026	8.5%
Operating Expenses:
Rooms departmental expenses	36,343	32,802	10.8%
Food and beverage departmental expenses	33,805	30,039	12.5%
Other direct departmental	5,661	5,005	13.1%
General and administrative	15,728	14,623	7.6%
Utilities	7,108	6,996	1.6%
Repairs and maintenance	9,145	8,444	8.3%
Sales and marketing	15,702	15,399	2.0%
Base management fees	4,412	4,127	6.9%
Incentive management fees	468	60	680.0%
Property taxes	9,805	9,271	5.8%
Ground rent	3,770	3,487	8.1%
Other fixed expenses	2,649	2,346	12.9%

Total hotel operating expenses	144,596	132,599	9.0%
Hotel EBITDA	36,707	34,427	6.6%
Non-cash ground rent	1,693	1,575	7.5%
Non-cash amortization of favorable and unfavorable contracts, net	(354)	(317)	11.7%

Hotel Adjusted EBITDA	$38,046	$35,685	6.6%

NOTE:

The pro forma operating data above includes the operating results for the Company’s portfolio of 27 hotels owned as of March 31, 2013 assuming they were owned since January 1, 2012. The fiscal quarter ended March 23, 2012 includes the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to March 23, 2012 and all other hotels from January 1, 2012 to March 31, 2012.

Market Capitalization as of March 31, 2013

(in thousands, except per share data)

Enterprise Value
Common equity capitalization (at March 31, 2013 closing price of $9.31/share)	$1,825,505
Consolidated debt	1,077,661
Cash and cash equivalents	(77,375)

Total enterprise value	$2,825,791

Share Reconciliation
Common shares outstanding	195,420
Unvested restricted stock held by management and employees	606
Share grants under deferred compensation plan held by directors	54

Combined shares outstanding	196,080

Debt Summary as of March 31, 2013

(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$41,836	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	28,227	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	50,020	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	58,429	August 2015
Renaissance Worthington	5.400%	Fixed	54,471	July 2015
Orlando Airport Marriott	5.680%	Fixed	57,375	January 2016
Chicago Marriott Downtown	5.975%	Fixed	210,686	April 2016
Hilton Minneapolis	5.464%	Fixed	96,544	May 2021
JW Marriott Denver Cherry Creek	6.470%	Fixed	40,588	July 2015
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Westin Washington D.C. City Center	3.990%	Fixed	73,703	January 2023
The Lodge at Sonoma	3.960%	Fixed	31,000	April 2023
Westin San Diego	3.940%	Fixed	71,000	April 2023
Debt premium (1)			814

Total mortgage debt			1,067,661

Senior unsecured credit facility	LIBOR + 1.90	Variable	10,000	January 2017

Total debt			$1,077,661

(1)	Non-cash GAAP adjustment recorded upon the assumption of the JW Marriott Denver at Cherry Creek mortgage debt in 2011.

Pro Forma Operating Statistics – First Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2013	1Q 2012	B/(W)	1Q 2013	1Q 2012	B/(W)	1Q 2013	1Q 2012	B/(W)	1Q 2013	1Q 2012	B/(W)
Atlanta Alpharetta	$146.57	$144.64	1.3%	73.0%	67.2%	5.8%	$106.94	$97.23	10.0%	35.25%	36.00%	-75 bps
Bethesda Marriott Suites	$177.66	$176.34	0.7%	48.7%	51.8%	(3.1%)	$86.58	$91.33	(5.2%)	19.07%	20.67%	-160 bps
Boston Westin	$173.64	$179.89	(3.5%)	63.6%	59.9%	3.7%	$110.40	$107.67	2.5%	6.35%	5.44%	91 bps
Hilton Boston Downtown	$168.98	$168.66	0.2%	73.2%	68.4%	4.8%	$123.61	$115.40	7.1%	17.18%	20.45%	-327 bps
Hilton Burlington	$122.20	$119.30	2.4%	62.2%	59.8%	2.4%	$76.01	$71.36	6.5%	23.04%	14.55%	849 bps
Renaissance Charleston	$183.37	$169.41	8.2%	81.0%	80.1%	0.9%	$148.55	$135.77	9.4%	32.63%	29.51%	312 bps
Hilton Garden Inn Chelsea	$179.34	$163.27	9.8%	96.1%	91.2%	4.9%	$172.38	$148.83	15.8%	33.28%	29.30%	398 bps
Chicago Marriott	$161.90	$155.86	3.9%	62.7%	55.8%	6.9%	$101.53	$86.99	16.7%	8.74%	(2.52%)	1126 bps
Chicago Conrad	$165.03	$162.54	1.5%	71.4%	65.1%	6.3%	$117.80	$105.80	11.3%	(0.17%)	(1.88%)	171 bps
Courtyard Denver Downtown	$152.88	$146.30	4.5%	79.7%	81.7%	(2.0%)	$121.80	$119.57	1.9%	37.93%	40.82%	-289 bps
Courtyard Fifth Avenue	$233.46	$217.61	7.3%	64.4%	84.1%	(19.7%)	$150.38	$182.95	(17.8%)	(2.60%)	11.08%	-1368 bps
Courtyard Midtown East	$223.41	$209.34	6.7%	74.2%	79.0%	(4.8%)	$165.72	$165.45	0.2%	10.81%	16.28%	-547 bps
Frenchman’s Reef	$310.60	$289.27	7.4%	90.5%	85.2%	5.3%	$280.98	$246.37	14.0%	32.38%	32.80%	-42 bps
JW Marriott Denver Cherry Creek	$225.41	$214.53	5.1%	76.1%	69.0%	7.1%	$171.59	$148.02	15.9%	25.46%	23.03%	243 bps
Los Angeles Airport	$114.01	$108.18	5.4%	82.0%	89.7%	(7.7%)	$93.50	$97.06	(3.7%)	17.86%	20.12%	-226 bps
Hilton Minneapolis	$116.42	$120.40	(3.3%)	61.6%	61.7%	(0.1%)	$71.77	$74.24	(3.3%)	13.23%	11.93%	130 bps
Oak Brook Hills	$111.49	$111.40	0.1%	43.9%	49.7%	(5.8%)	$48.96	$55.41	(11.6%)	(13.89%)	(3.42%)	-1047 bps
Orlando Airport Marriott	$110.48	$115.69	(4.5%)	86.9%	83.8%	3.1%	$95.96	$96.99	(1.1%)	29.19%	32.58%	-339 bps
Hotel Rex	$172.09	$174.97	(1.6%)	77.1%	77.7%	(0.6%)	$132.61	$135.88	(2.4%)	25.11%	32.12%	-701 bps
Salt Lake City Marriott	$147.41	$139.18	5.9%	67.5%	71.2%	(3.7%)	$99.57	$99.13	0.4%	35.30%	35.68%	-38 bps
The Lodge at Sonoma	$196.72	$182.58	7.7%	63.1%	52.2%	10.9%	$124.08	$95.25	30.3%	8.63%	(3.10%)	1173 bps
Torrance Marriott South Bay	$117.38	$110.90	5.8%	75.9%	80.8%	(4.9%)	$89.10	$89.61	(0.6%)	23.08%	23.64%	-56 bps
Vail Marriott	$346.39	$323.15	7.2%	89.3%	83.7%	5.6%	$309.29	$270.54	14.3%	50.06%	46.85%	321 bps
Lexington Hotel New York	$162.94	$154.04	5.8%	58.7%	92.1%	(33.4%)	$95.66	$141.86	(32.6%)	(12.91%)	16.24%	-2915 bps
Westin San Diego	$155.20	$154.27	0.6%	84.6%	73.7%	10.9%	$131.34	$113.64	15.6%	31.92%	31.08%	84 bps
Westin Washington D.C. City Center	$191.02	$195.26	(2.2%)	70.1%	63.5%	6.6%	$133.95	$124.04	8.0%	28.37%	32.17%	-380 bps
Renaissance Worthington	$174.11	$156.09	11.5%	64.7%	77.7%	(13.0%)	$112.71	$121.21	(7.0%)	31.34%	33.22%	-188 bps

Total	$169.15	$162.67	4.0%	70.6%	72.0%	(1.4%)	$119.40	$117.09	2.0%	20.98%	21.36%	-38 bps

Total Excluding NY Renovations (2)	$166.76	$160.84	3.7%	71.4%	70.1%	1.3%	$119.08	$112.78	5.6%	22.98%	22.05%	93 bps

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2012.
(2)	Excludes the three hotels in New York City currently under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	First Quarter 2013 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$4,530	$1,191	$406	$—	$—	$1,597
Bethesda Marriott Suites	$3,046	$(1,483)	$507	$—	$1,557	$581
Boston Westin	$13,886	$(1,239)	$2,119	$—	$2	$882
Hilton Boston Downtown	$4,564	$(690)	$1,432	$—	$42	$784
Hilton Burlington	$2,309	$(332)	$841	$—	$23	$532
Renaissance Charleston	$2,764	$546	$388	$—	$(32)	$902
Hilton Garden Inn Chelsea	$2,734	$436	$474	$—	$—	$910
Chicago Marriott	$17,422	$(4,504)	$3,239	$3,185	$(397)	$1,523
Chicago Conrad	$4,166	$(919)	$912	$—	$—	$(7)
Courtyard Denver Downtown	$2,112	$541	$260	$—	$—	$801
Courtyard Fifth Avenue	$2,535	$(1,279)	$314	$842	$57	$(66)
Courtyard Midtown East	$4,764	$(1,035)	$577	$973	$—	$515
Frenchman’s Reef	$20,471	$4,209	$1,600	$819	$—	$6,628
JW Marriott Denver Cherry Creek	$4,843	$159	$479	$595	$—	$1,233
Los Angeles Airport	$14,140	$68	$1,348	$1,110	$—	$2,526
Minneapolis Hilton	$9,498	$(1,871)	$1,936	$1,342	$(150)	$1,257
Oak Brook Hills	$3,478	$(854)	$262	$—	$109	$(483)
Orlando Airport Marriott	$6,269	$286	$725	$819	$—	$1,830
Hotel Rex	$1,334	$103	$232	$—	$—	$335
Salt Lake City Marriott	$6,708	$1,236	$736	$396	$—	$2,368
The Lodge at Sonoma	$3,836	$(71)	$364	$38	$—	$331
Torrance Marriott South Bay	$5,441	$674	$582	$—	$—	$1,256
Vail Marriott	$12,278	$5,550	$596	$—	$—	$6,146
Lexington Hotel New York	$6,676	$(5,737)	$3,162	$1,680	$33	$(862)
Westin San Diego	$7,315	$1,213	$1,053	$23	$46	$2,335
Westin Washington D.C. City Center	$6,144	$(669)	$1,587	$778	$47	$1,743
Renaissance Worthington	$8,040	$1,068	$704	$746	$2	$2,520

Total	$181,303	$(3,403)	$26,835	$13,346	$1,339	$38,046

Total Excluding NY Renovations (3)	$167,328	$4,648	$22,782	$9,851	$1,249	$38,459

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2012.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	Excludes the three hotels in New York City currently under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	First Quarter 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income /(Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,847	$1,092	$293	$—	$—	$1,385
Bethesda Marriott Suites	$2,946	$(1,310)	$479	$—	$1,440	$609
Boston Westin	$13,330	$(1,515)	$2,238	$—	$2	$725
Hilton Boston Downtown	$4,366	$(458)	$1,309	$—	$42	$893
Hilton Burlington	$2,151	$(483)	$773	$—	$23	$313
Renaissance Charleston	$2,325	$368	$347	$—	$(29)	$686
Hilton Garden Inn Chelsea	$2,389	$263	$437	$—	$—	$700
Chicago Marriott	$13,039	$(5,587)	$2,652	$2,974	$(367)	$(328)
Chicago Conrad	$3,781	$(837)	$766	$—	$—	$(71)
Courtyard Denver Downtown	$2,092	$443	$236	$175	$—	$854
Courtyard Fifth Avenue	$2,853	$(941)	$425	$784	$48	$316
Courtyard Midtown East	$4,534	$(702)	$546	$894	$—	$738
Frenchman’s Reef	$17,154	$3,404	$1,440	$783	$—	$5,627
JW Marriott Denver Cherry Creek	$4,225	$6	$419	$548	$—	$973
Los Angeles Airport	$13,103	$266	$1,347	$1,023	$—	$2,636
Minneapolis Hilton	$9,269	$(1,736)	$1,741	$1,262	$(161)	$1,106
Oak Brook Hills	$3,861	$(992)	$735	$—	$125	$(132)
Orlando Airport Marriott	$5,608	$361	$700	$766	$—	$1,827
Hotel Rex	$1,342	$225	$206	$—	$—	$431
Salt Lake City Marriott	$6,175	$1,183	$635	$385	$—	$2,203
The Lodge at Sonoma	$2,773	$(423)	$337	$—	$—	$(86)
Torrance Marriott South Bay	$4,983	$443	$735	$—	$—	$1,178
Vail Marriott	$10,819	$4,535	$534	$—	$—	$5,069
Lexington Hotel New York	$9,931	$(1,147)	$2,361	$363	$36	$1,613
Westin San Diego	$6,380	$963	$973	$—	$47	$1,983
Westin Washington D.C. City Center	$5,760	$665	$1,142	$—	$46	$1,853
Renaissance Worthington	$7,990	$1,290	$658	$700	$6	$2,654

Total	$167,026	$(624)	$24,464	$10,657	$1,258	$35,685

Total Excluding NY Renovations (3)	$149,708	$2,166	$21,132	$8,616	$1,174	$33,018

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned as of January 1, 2012.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.
(3)	Excludes the three hotels in New York City currently under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.